                                                                     EXHIBIT 4.2

                       PLAINS ALL AMERICAN PIPELINE, L.P.
                                PAA FINANCE CORP.
                                   as Issuers

                                       and

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                  as Guarantors

                                  $200,000,000

                              SERIES A AND SERIES B

                          7 3/4% SENIOR NOTES DUE 2012

                                      FIRST

                                  SUPPLEMENTAL

                                    INDENTURE

                         Dated as of September 25, 2002

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                   as Trustee

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                                TABLE OF CONTENTS

ARTICLE I                                                                      1
  Section 1.01.     Establishment                                              1

ARTICLE II DEFINITIONS AND INCORPORATION BY REFERENCE                          2
  Section 2.01.     Definitions                                                2
  Section 2.02.     Other Definitions                                         23

ARTICLE III THE NOTES                                                         24
  Section 3.01.     Form                                                      24
  Section 3.02.     Issuance of Additional Notes                              24
  Section 3.03.     Transfer of Transfer Restricted Securities                24
  Section 3.04.     Restrictive Legends                                       26

ARTICLE IV REDEMPTION AND PREPAYMENT                                          27
  Section 4.01.     Optional Redemption                                       27
  Section 4.02.     Mandatory Redemption                                      28
  Section 4.03.     Offer to Purchase by Application of Excess Proceeds       28

ARTICLE V COVENANTS                                                           30
  Section 5.01.     Compliance Certificate                                    30
  Section 5.02.     Restricted Payments                                       30
  Section 5.03.     Incurrence of Indebtedness and Issuance of Disqualified
                    Equity                                                    34
  Section 5.04.     Sale and Lease-Back Transactions                          36
  Section 5.05.     Asset Sales                                               36
  Section 5.06.     Liens                                                     38
  Section 5.07.     Dividend and Other Payment Restrictions Affecting
                    Subsidiaries                                              38
  Section 5.08.     Transactions with Affiliates                              39
  Section 5.09.     Offer to Repurchase Upon Change of Control                41
  Section 5.10.     Additional Subsidiary Guarantees                          42
  Section 5.11.     Designation of Restricted and Unrestricted Subsidiaries   43
  Section 5.12.     Business Activities                                       43
  Section 5.13.     Restrictions on Nature of Indebtedness and Activities
                    of PAA Finance                                            43
  Section 5.14.     Payments for Consent                                      43
  Section 5.15.     Covenant Termination                                      43

ARTICLE VI SUCCESSORS                                                         44
  Section 6.01.     Merger, Consolidation, or Sale of Assets by Issuers       44
  Section 6.02.     Merger or Consolidation of Subsidiary Guarantors          45
  Section 6.03.     Successor Corporation Substituted                         45
  Section 6.04.     Supplemental Indenture                                    45

ARTICLE VII DEFAULTS AND REMEDIES                                             46
  Section 7.01.     Events of Default                                         46

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE                         48
  Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance  48


                                       i

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  Section 8.02.     Legal Defeasance and Discharge                            48
  Section 8.03.     Covenant Defeasance                                       48
  Section 8.04.     Conditions to Legal or Covenant Defeasance                49
  Section 8.05.     Deposited Money and U.S. Government Obligations to be
                    Held in Trust; Other Miscellaneous Provisions             50
  Section 8.06.     Repayment to Issuers                                      50
  Section 8.07.     Reinstatement                                             51

ARTICLE IX SUBSIDIARY GUARANTEES                                              51
  Section 9.01.     Subsidiary Guarantees                                     51
  Section 9.02.     Limitation on Liability                                   53
  Section 9.03.     Successors and Assigns                                    53
  Section 9.04.     No Waiver                                                 53
  Section 9.05.     Modification                                              53
  Section 9.06.     Execution of Supplemental Indenture for Future
                    Subsidiary Guarantors                                     53
  Section 9.07.     Release of Guarantee                                      54

ARTICLE X MISCELLANEOUS                                                       54


SCHEDULE A:       Investments Required to Be Made as of the Issue Date
EXHIBIT A:        Form of Note
EXHIBIT B:        Form of Supplemental Indenture
EXHIBIT C:        Certificate to be Delivered Upon Exchange or Registration of
                  Transfer of Securities Pursuant to Rule 144A or Rule 501
EXHIBIT D:        Transferee Letter of Representations
EXHIBIT E:        Certificate to be Delivered Upon Exchange or Registration of
                  Transfer of Securities Pursuant to Regulation S


                                       ii

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     FIRST SUPPLEMENTAL INDENTURE dated as of September 25, 2002 (this
"Supplemental Indenture") among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (the "Partnership"), PAA FINANCE CORP., a wholly owned subsidiary of the Partnership and a Delaware corporation ("PAA Finance" and, together with the Partnership, the "Issuers"), and the subsidiary guarantors signatory hereto (the "Subsidiary Guarantors"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Issuers have heretofore entered into an Indenture, dated as of September 25, 2002 (the "Original Indenture"), with Wachovia Bank, National Association, as trustee;

     WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Boards of Directors of the Managing General Partner and PAA Finance in accordance with the provisions of the Original Indenture and the form and terms of such series may be established by a supplemental Indenture executed by the Issuers and the Trustee;

     WHEREAS, also under the Original Indenture, guarantors with respect to a series of Debt Securities may be added as parties to the Indenture by a supplemental Indenture executed by themselves, the Issuer and the Trustee;

     WHEREAS, the Issuers propose to create under the Indenture a new series of Debt Securities, such series to be guaranteed by the Subsidiary Guarantors;

     WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuers and the Subsidiary Guarantors have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

     Section 1.01. Establishment. (a) There is hereby established a new series of Notes to be issued under the Indenture, to be designated as the Issuers' 7 3/4% Senior Notes due 2012 (the "Notes"). As provided in Article II hereof, the Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.

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     (b) There are to be authenticated and delivered $200,000,000 principal amount of Series A Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes, subject to Section 5.03 hereof. Further, from time to time after the Issue Date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor pursuant to an Exchange Offer.

     (c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

     (d) Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

     (e) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

                                   ARTICLE II

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 2.01. Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are definitions used in this Supplemental Indenture:

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Interest" means all additional interest then owing pursuant to a registration default under an Exchange and Registration Rights Agreement.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified


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Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the Specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions of inventory and obsolete equipment in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Partnership and its Restricted Subsidiaries taken as a whole shall be governed by Section 5.09 hereof, and/or Article VI hereof and not by
     Section 5.05 hereof; and

          (2) the issuance of Equity Interests by any of the Partnership's Restricted Subsidiaries or the sale by the Partnership or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5.0 million; or
     (b) results in Net Proceeds to the Partnership and its Restricted Subsidiaries of less than $5.0 million;

          (2) a transfer of assets or Equity Interests in a Restricted Subsidiary of the Partnership between or among the Partnership and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Partnership to the Partnership or to a Wholly Owned Restricted Subsidiary;

          (4) a Restricted Payment that is permitted by Section 5.02 hereof;

          (5) any transaction whereby assets or rights (including (a) Equity Interests in any Subsidiary or Joint Venture and (b) in the case of an exchange or a contribution for tangible assets, up to 25% in the form of cash, Cash Equivalents, accounts receivable or other current assets), owned by the Partnership or any of its Restricted Subsidiaries are exchanged or contributed for the Equity Interests of a Joint Venture or Unrestricted Subsidiary in a transaction that satisfies the requirements of Permitted Business Investment or for other assets (not more than 25% of which consists of cash, Cash Equivalents, accounts receivable or other current assets) or rights (including Equity Interests in any Subsidiary or Joint Venture) so long as (i) the fair market value of the assets or rights (if other than a Permitted Business Investment) received is substantially equivalent to the fair market value of the assets or properties given up, and (ii) any cash received in such exchange or contribution by the Partnership or any of its Restricted Subsidiaries is applied in accordance with Section 5.05 hereof;


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

          (6) any sale, transfer or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

          (7) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of the Partnership or any of its Restricted Subsidiaries that is not prohibited by Section 5.06 hereof;

          (8) the surrender or waiver of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

          (9) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

     "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Cash Equivalent" means:

          (1) United States or Canadian dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

          (2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country whose sovereign debt has a rating of at least A3 from Moody's and at least A- from S&P or any agency or instrumentality of any such government (provided that the full faith and credit of such government is pledged in support thereof), in each case having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, time deposits and Eurodollar deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any lender under the

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     Partnership Credit Facilities or any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition;

          (6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above, provided that all such deposits are made in the ordinary course of business, do not remain on deposit for more than 30 consecutive days and do not exceed $10.0 million in the aggregate at any one time; and

          (7) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Partnership, or the removal of the General Partner by the limited partners of the Partnership;

          (3) such time as Qualifying Directors shall cease for any reason to constitute collectively a majority of the members of the Board of Directors of the Managing General Partner in office, which occurrence is followed by a Rating Decline within 90 days thereof; or

          (4) any "person" or "group," as such terms are used in Sections 13(d)(2) and 14(d)(2) of the Exchange Act, excluding the Qualifying Owners identified in clause (1) of the definition of "Qualifying Owners," obtains the right to appoint a majority of the Board of Directors of the Managing General Partner, which occurrence is followed by a Rating Decline within 90 days thereof.

     Notwithstanding the foregoing, a conversion of the Partnership or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the Qualifying Owners beneficially own, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continue to beneficially own a sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

          (2) an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, disposition of any securities or extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (3) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period or foreign withholding taxes, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (4) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, excluding any such expenses to the extent incurred by a Person that is not a Restricted Subsidiary of the Person for which the calculation is being made; plus

          (5) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income (excluding any such expenses to the extent incurred by a Person that is neither an Issuer nor a Restricted Subsidiary of an Issuer); minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Partnership shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Partnership only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication);

          (2) the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded;

          (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

          (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (5) the cumulative effect of a change in accounting principles shall be excluded; and

          (6) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 or EITF 98-10, shall be excluded.

     "Consolidated Net Tangible Assets" means, with respect to any Person, at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

     "Contango Market Transaction" means a transaction in which the Partnership or any of its Restricted Subsidiaries establishes a position using New York Mercantile Exchange Crude Oil Futures contracts to purchase Hydrocarbons for future delivery to the Partnership or such Restricted Subsidiary, and contemporaneously with such purchase transaction either (1) establishes one or more positions using New York Mercantile Exchange Crude Oil Futures contracts to resell at a date after such delivery date, or (2) enters into a contract with that Person or another Person to resell at a date after such delivery date, a similar aggregate quantity and quality of Hydrocarbons as so purchased by the Partnership or such Restricted Subsidiary, as applicable, and at an aggregate price greater than the Indebtedness incurred for the Hydrocarbons so purchased by the Partnership or such Restricted Subsidiary.

     "Credit Facilities" means, with respect to the Partnership, PAA Finance or any Restricted Subsidiary of the Partnership, one or more debt, letter of credit or bankers' acceptances facilities or commercial paper facilities, including the Partnership Credit Facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers' acceptances or letters of credit, in each case, as amended, supplemented, restated, modified, renewed, rearranged, increased, refunded, replaced or refinanced in whole or in part from time to time.

     "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require the Partnership or a Restricted Subsidiary of the Partnership to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that the Partnership or such Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 5.02 hereof.

     "Equity Offering" means any sale for cash of Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Equity)
(a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries in existence on the date of the Indenture.

     "Exchange and Registration Rights Agreement" means (a) the Registration Rights Agreement among the Partnership, PAA Finance, the Subsidiary Guarantors and UBS Warburg LLC dated the Issue Date relating to the Series A Notes issued on such date and (b) any similar agreement that the Issuers may enter into in relation to any other Series A Notes, in each case as such agreement may be amended or modified from time to time.

     "Exchange Offer" means the offer by the Issuers to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "Fitch" means Fitch, Inc. or any successor to the rating agency business thereof.

     "Fixed Charges" means, with respect to any Person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its consolidated Restricted Subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period), (ii) charges incurred in respect of letter of credit or bankers' acceptance financings, and (iii) dividend requirements on Disqualified Equity of such Person and its consolidated Restricted Subsidiaries (whether in cash or otherwise (non-cash dividends being valued as determined in good faith by the Board of Directors of such Person, as evidenced by a Board Resolution)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation.

     For purposes of the definition of Fixed Charges, (a) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, subject to the proviso in clause
(c); (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Managing General Partner may designate (provided that, for the period following the date on which the rate actually chosen ceases to be in effect, the Managing General Partner may designate an optional rate other than that actually chosen, which optional rate shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such optional rate in effect on the date Fixed Charges are being calculated); and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with obligations pursuant to Hedging Obligations attributable to such period.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person, for any period, the ratio of (1) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges that such Person will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter on the aggregate amount of Indebtedness outstanding on the Transaction Date, including any Indebtedness proposed to be incurred on such date and excluding any Indebtedness repaid with the proceeds of such Indebtedness (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the Transaction Date occurred).

     In addition to, but without duplication of, the preceding paragraph, for purposes of this definition Consolidated Cash Flow shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to:

          (1) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of such Person;

          (2) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by the Indenture, including but not limited to Permitted Business Investments held by such Person or any Restricted Subsidiary of such Person, as if such acquisition had occurred on the first day of the Reference Period;

          (3) any sales or other dispositions of assets by such Person or any Restricted Subsidiary of such Person occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or assets sale had occurred on the first day of the Reference Period; and

          (4) interest income reasonably anticipated by such Person to be received during the Pro Forma Period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Transaction Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio.

     "Guarantee" means a guarantee of the Notes given by a Subsidiary Guarantor pursuant to the Indenture, including all obligations under Article IX hereof.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back,"

     "make-well," or "keep-well" agreements in respect thereof), of all or any part of the payment of any Indebtedness. The term "guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" means, with respect to any Person, the net obligations (not the notional amount) of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or Hydrocarbon hedge contracts or Hydrocarbon forward sale contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates or commodity prices.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than letters of credit issued by such Person in the ordinary course of business, to the extent not drawn;

          (3) obligations for the reimbursement of banker's acceptances;

          (4) Capital Lease Obligations;

          (5) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease Obligation;

          (6) the balance deferred and unpaid of the purchase price of any property, except to the extent payable in Equity Interests and except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

          (7) Disqualified Equity; or

          (8) any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, bankers' acceptances and Hedging Obligations) but excluding amounts recorded in accordance with Statement of Financial Accounting Standards No. 133 would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all obligations of the type referred to in clauses (1) through (8) above of others secured by a Lien on any asset of the specified Person (whether or not such obligations are assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any obligations of the type referred to in clauses (1) through (8) above of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by the Partnership or any of its Restricted Subsidiaries of Indebtedness incurred by the Partnership or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

     The amount of any noncontingent Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     The amount of any contingent obligations constituting Indebtedness as of any date shall be the maximum amount of such obligations at such date, assuming the contingency in respect thereof had occurred as of such date.

     For purposes of clause (7) of the first paragraph of this definition, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB -- (or the equivalent) by S&P or Fitch.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 5.02 hereof, (i) the term "Investment" shall include the portion (proportionate to the Partnership's Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Partnership or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Partnership or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to the Partnership's or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Managing General Partner. If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership, the Partnership shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 5.02(c) hereof.

     "Issue Date" means the date of the first issuance of the Notes under the Indenture.

     "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Partnership in which the Partnership or any Restricted Subsidiary makes an Investment.

     "Marketing Agreement" means the Crude Oil Marketing Agreement among Plains Resources Inc., Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing, L.P. dated as of November 23, 1998, as such agreement may be amended, modified or supplemented from time to time.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

               (a) any Asset Sale; or

               (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) the aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain), together with any related provision for taxes on such aggregate extraordinary gain (but not loss in excess of such aggregate extraordinary gain).

     "Net Proceeds" means, with respect to any Asset Sale, an amount equal to the aggregate proceeds received by the Partnership or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (i) the direct costs relating to such Asset Sale, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or estimated to be payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (v) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets or for liabilities associated with such Asset Sale and retained by the Partnership or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Partnership or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness as to which:

          (1) neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Partnership or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (3) the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Partnership or any of its Restricted Subsidiaries.

     "Notes" has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

     "Obligations" means any principal, interest, liquidated damages, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Operating Surplus" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

     "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., amended and restated effective as of June 27, 2001, as such may be amended, modified or supplemented from time to time.

     "Partnership Credit Facilities" means (1) the Second Amended and Restated Credit Agreement [Letter of Credit and Hedged Inventory Facility] dated July 2, 2002 and (2) the Second Amended and Restated Credit Agreement [Revolving Credit Facility] dated July 2, 2002, each among Plains Marketing, L.P., All American Pipeline, L.P., Plains All American Pipeline, L.P., and Fleet National Bank and certain other lenders party thereto, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, and any amendments, modifications or supplements thereto and any agreement providing therefor (including any restatement thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lenders, creditors, group of lenders or group of creditors and including related notes, guarantees, collateral security documents and other instruments and agreements executed in connection therewith.

     "Permitted Business" means either (1) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of Hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling Hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

     "Permitted Business Investments" means Investments by the Partnership or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Partnership or in any Joint Venture, provided that:

          (1) either (a) at the time of such Investment and immediately thereafter, the Partnership could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage ratio test set forth in Section 5.03(a) hereof above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 5.02 hereof) not previously expended at the time of making such Investment;

          (2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Partnership or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Partnership or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee (including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by the Partnership and its Restricted Subsidiaries under the Fixed Charge Coverage ratio test set forth in Section 5.03(a) hereof and

          (3) such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

     "Permitted Contango Market Transaction Obligations" means Indebtedness of the Partnership or any of its Restricted Subsidiaries under letters of credit, bankers' acceptances or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Partnership or any Restricted Subsidiary by the Partnership or any other Restricted Subsidiary, as applicable, related to a Contango Market Transaction, provided that, (1) if the Partnership or such Restricted Subsidiary has entered into such a contract to resell at a subsequent date, as distinguished from establishing a position using New York Mercantile Exchange Crude Oil Future contracts to resell at a subsequent date, (a) the Person with which the Partnership or such Restricted Subsidiary has such contract to sell has an Investment Grade Rating, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating, or (b) such Person posts a letter of credit in favor of the Partnership or such Restricted Subsidiary with respect to such contract and (2) for the period commencing on the date the Partnership or such Restricted Subsidiary is obligated to take delivery of such Hydrocarbons so purchased by it and until and including the date on which delivery to the purchaser is fulfilled, the Partnership or such Restricted Subsidiary has the right and ability to store such quantity and quality of Hydrocarbons in storage facilities owned, leased, operated or otherwise controlled by the Partnership or any Restricted Subsidiary or in pipelines, or such Hydrocarbons are in transit to such facilities.

     "Permitted Investments" means:

          (1) any Investment in the Partnership or in a Restricted Subsidiary of the Partnership (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Partnership);

          (2) any Investment in cash or Cash Equivalents;

          (3) any Investment by the Partnership or any of its Restricted Subsidiaries in a Person if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Partnership; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

          (4) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from (a) an Asset Sale that was made pursuant to and in compliance with Section 5.05 hereof or (b) a disposition of assets not constituting an Asset Sale pursuant to clause
     (1) of the items deemed not to be Asset Sales under the definition of "Asset Sale";

          (5) payroll advances in the ordinary course of business and other advances and loans to officers and employees of the Partnership or any of its Restricted Subsidiaries, so long as the aggregate principal amount of such advances and loans that constitute Investments does not exceed $2.0 million at any one time outstanding;

          (6) Investments in stock, obligations or securities received in settlement of debts owing to the Partnership or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Partnership or any such Restricted Subsidiary, in each case as to debts owing to the Partnership or any of its Restricted Subsidiaries that arose in the ordinary course of business of the Partnership or any such Restricted Subsidiary;

          (7) any Investment in Hedging Obligations;

          (8) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

          (9) any Investments required to be made pursuant to any agreement or obligation of the Partnership or any of its Restricted Subsidiaries in effect on the Issue Date and listed on Schedule A to this Supplemental Indenture; and

          (10) other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of the Indenture and existing at the time the Investment, which is the subject of the determination, was made, not to exceed $5.0 million; and

          (11) Investments in any Unrestricted Subsidiary or Joint Venture having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the Indenture and existing at the time of Investment, which is the subject of the determination, was made, not to exceed $5.0 million.

     "Permitted Liens" means:

          (1) Liens securing Indebtedness under the Credit Facilities in an aggregate principal amount not to exceed $1.13 billion;

          (2) Liens securing reimbursement obligations of the Partnership or any of its Restricted Subsidiaries with respect to letters of credit or bankers' acceptances encumbering only documents and other property relating to such letters of credit and the products and proceeds thereof;

          (3) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership and its Restricted Subsidiaries;

          (4) Liens in favor of the Partnership or any of its Restricted Subsidiaries;

          (5) any interest or title of a lessor in the property subject to a Capital Lease Obligation or an operating lease;

          (6) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership or such Restricted Subsidiary;

          (7) (a) Liens on property existing at the time of acquisition thereof by the Partnership or any Restricted Subsidiary of the Partnership or (b) Liens on property of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated as a Restricted Subsidiary in accordance with this Supplemental Indenture, provided that such Liens were in existence prior to the contemplation of such acquisition or designation and relate solely to such property, accessions thereto and the proceeds thereof;

          (8) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (9) Liens on any property or asset acquired, developed, constructed, repaired or improved by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business (a "Purchase Money Lien"), which (A) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement of such asset or property, (B) are created within 360 days after the date of acquisition, development, construction, repair or improvement, (C) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to the lesser of (x) 100% of the cost of such property or asset acquired, developed, constructed, repaired or improved (taking into consideration the cost of such acquisition, development, construction, repair or improvement) or (y) 100% of the fair market value (as determined by the Board of Directors of the Managing General Partner) of such acquisition, development, construction, repair or improvement of such asset or property, and (D) are limited to the asset or property so acquired, developed, constructed, repaired or improved (including proceeds thereof, accessions thereto and upgrades thereof);

          (10) Liens existing on the date of the Indenture, other than Liens securing the Credit Facilities;

          (11) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any Restricted Subsidiary of the Partnership to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture otherwise permitted by the Fixed Charge Coverage Ratio test set forth in
     Section 5.03(a) hereof;

          (12) Liens on pipelines or pipeline facilities that arise by operation of law;

          (13) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Partnership's or any Restricted Subsidiary's business that are customary in the Permitted Business;

          (14) prejudgment, judgment and attachment Liens not giving rise to a Default or an Event of Default;

          (15) Liens securing the Obligations of the Issuers under the Notes and the Indenture and of the Subsidiary Guarantors under the Guarantees;

          (16) Liens upon specific items of inventory, receivables or other goods and proceeds of the Partnership or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods and permitted under Section 5.03 hereof;

          (17) Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes, the Indenture or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant contained in Section 5.06 hereof;

          (18) Liens incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership with respect to Indebtedness that at the time of incurrence does not exceed 10% of the Consolidated Net Tangible Assets of the Partnership;

          (19) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Partnership or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

          (20) Liens to secure performance of Hedging Obligations of the Partnership or a Restricted Subsidiary of the Partnership; and

          (21) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (20) above; provided that (a) the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

     "Permitted Marketing Obligations" means, other than Permitted Operating Obligations or Indebtedness relating to Contango Market Transactions, Indebtedness of the Partnership or any Restricted Subsidiary of the Partnership under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Partnership or any Restricted Subsidiary of the Partnership by any other Restricted Subsidiary or the Partnership, as applicable, related to the purchase by the Partnership or any Restricted Subsidiary of the Partnership of Hydrocarbons for which the Partnership or such Restricted Subsidiary has contracts to sell; provided, that if such Indebtedness or obligations are guaranteed by the Partnership or any Restricted Subsidiary of the Partnership, then either (1) the Person with which the Partnership or such Restricted Subsidiary has contracts to sell has an Investment Grade Rating, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating, or (2) such Person posts, or has posted for it, a letter of credit in favor of the Partnership and such Restricted Subsidiary with respect to all of such Person's obligations to the Partnership or such Restricted Subsidiary under such contracts.

     "Permitted Operating Obligations" means Indebtedness of the Partnership or any Restricted Subsidiary of the Partnership in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Partnership or any Restricted Subsidiary of the Partnership in the ordinary course of business (excluding obligations related to the purchase by the Partnership or any Restricted Subsidiary of Hydrocarbons for which the Partnership or such Restricted Subsidiary of the Partnership has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligations itself, or any guarantee and letter of credit related thereto).

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) if the Partnership is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, then such Permitted Refinancing Indebtedness is solely its Indebtedness.

     "Qualifying Director" means (i) any Person who is a member of the Board of Directors of the Managing General Partner on the Issue Date, (ii) any Person, who, at the time of initial appointment or election to the Board of Directors of the Managing General Partner, is designated by any Qualifying Owner as its representative on the Board of Directors of the Managing General Partner and
(iii) any Person elected as a member of the Board of Directors of the Managing General Partner by a majority of the ownership interests in the Managing General Partner at a time when Qualifying Owners own a majority of the ownership interests of the Managing General Partner entitling the holders thereof to vote in elections for directors.

     "Qualifying Owners" means (i) the owners of the Managing General Partner on the Issue Date, consisting of Plains Holdings Inc., E-Holdings III, L.P., Kafu Holdings, L.P., Mark E. Strome, First Union Investors, Inc. and Sable Investments L.P., or any Affiliate of the foregoing and (ii) any transferee of any of the foregoing to the extent such transferee is approved by a majority of the ownership interests of the then Qualifying Owners (other than the transferor) or any Affiliate of any of the foregoing.

     "Rating Category" means:

          (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and

          (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

     "Rating Decline" means a decrease in the rating of the Notes by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + and - for S&P, and 1, 2 and 3 for Moody's, shall be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ shall constitute a decrease of one gradation.

     "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, PAA Finance shall be a Restricted Subsidiary of the Partnership.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

     "Sale and Lease-Back Transaction" means an arrangement relating to property owned by the Partnership or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Partnership or a Restricted Subsidiary whereby the Partnership or a Restricted Subsidiary transfers such property to a Person and the Partnership or a Restricted Subsidiary leases it from such Person.

     "Securities" shall have the meaning assigned to such term in the Exchange and Registration Rights Agreement relating thereto.

     "Senior Debt" means:

          (1) all Indebtedness outstanding under the Credit Facilities and all Hedging Obligations;

          (2) any other Indebtedness permitted to be incurred by the Partnership and the Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated or junior in right of payment to the Notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

          (1) any Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of the Partnership or any Subsidiary Guarantor;

          (2) any obligations with respect to any Equity Interests;

          (3) any liability for federal, state, local or other taxes owed or owing by the Partnership or any Subsidiary Guarantor;

          (4) any Indebtedness of the Partnership or any of its Subsidiaries to any of its Subsidiaries or other Affiliates;

          (5) any trade payables; or

          (6) any Indebtedness that is incurred in violation of the Indenture.

     "Series A Notes" means the Issuers' 7 3/4% Series A Senior Notes due 2012 to be issued pursuant to this Supplemental Indenture.

     "Series B Notes" means the Issuers' 7 3/4% Series B Notes due 2012 to be issued pursuant to an Exchange Offer.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the Issue Date.

     "Subsidiary Guarantors" means each of:

          (1) the Subsidiaries of the Partnership on the Issue Date;

          (2) any other Subsidiary that executes a supplemental Indenture to provide a Guarantee in accordance with the provisions of the Indenture; and

          (3) their respective successors and assigns.

Notwithstanding anything in the Indenture to the contrary, neither PAA Finance nor 3794865 Canada Ltd. shall be a Subsidiary Guarantor.

     "Transfer Restricted Securities" means the Securities under the Exchange and Registration Rights Agreement relating thereto.

     "Unrestricted Subsidiary" means any Subsidiary of the Partnership (other than PAA Finance) that is designated by the Board of Directors of the Managing General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution; provided that (i) all Indebtedness of such Subsidiary is Non-Recourse Debt or any Indebtedness of such Subsidiary (whether contingent or otherwise and whether pursuant to the terms of such Indebtedness or the terms governing the organization of such Subsidiary or by law) that (a) is guaranteed by the Partnership or any other Restricted Subsidiary or is otherwise recourse to or obligates the Partnership or any Restricted Subsidiary in any way (including any "claw-back," "keep-well," "make-well" or other agreements, arrangements or understandings to maintain the financial performance of such Subsidiary or to otherwise infuse or contribute cash to such Subsidiary) or (b) subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness, shall be treated as an incurrence of such Indebtedness and an Investment in that Subsidiary by the Partnership or such Restricted Subsidiary (or both), as the case may be, and subject to the provisions of Section 5.02 and the Fixed Charge Coverage Ratio test set forth in Section 5.03(a) hereof at the time of the designation of such Subsidiary as an Unrestricted Subsidiary or, if later, at the time such Unrestricted Subsidiary becomes obligated with respect to that Indebtedness, (ii) no Equity Interests of a Restricted Subsidiary are held by such Subsidiary, directly or indirectly, and (iii) the amount of the Partnership's Investment, as determined at the time of such designation, in such Subsidiary since the Issue Date to the date of such designation is treated as of the date of such designation as a Restricted Investment, Permitted Investment or Permitted Business Investment, as applicable. As of the date of the Indenture, no Subsidiary of the Partnership is designated as an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, PAA Finance shall not be, and shall not be designated as, an Unrestricted Subsidiary.

     Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Managing General Partner giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.02 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.03 hereof the Partnership shall be in default of such covenant. The Board of Directors of the Managing General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (1) such Indebtedness is permitted under Section 5.03 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Partnership of which all of the outstanding Equity Interests (other than directors' qualifying shares, if any, or other ownership interests required by applicable law to be held by third parties) shall at the time be owned, directly or indirectly, by the Partnership and its Restricted Subsidiaries.

     Section 2.02. Other Definitions.

                                                      Defined in
                  Term                                  Section
                  ----                                ----------
"Additional Notes"                                         3.02
"Affiliate Transaction"                                    5.08
"Applicable Premium"                                       4.01
"Asset Sale Offer"                                         4.03
"Change of Control Offer"                                  5.09
"Change of Control Payment"                                5.09
"Change of Control Payment Date"                           5.09
"Covenant Defeasance"                                      8.03
"Event of Default"                                         7.01
"Excess Proceeds"                                          5.06
"IAIs"                                                     3.01
"Incremental Funds"                                        5.02
"incur"                                                    5.03
"Legal Defeasance"                                         8.02
"Note Obligations"                                         9.01
"Offer Amount"                                             4.03
"Offer Period"                                             4.03
"Payment Default                                           7.01
"Permitted Debt"                                           5.03
"Purchase Date"                                            4.03

"QIBs"                                                     3.01
"Regulation S"                                             3.01
"Reinstatement Date"                                       5.17
"Resale Restriction Termination Date"                      3.04
"Restricted Payments"                                      5.02
"Rule 144A"                                                3.01
"Successor"                                                6.01
"Treasury Rate"                                            4.01
"U.S. Persons"                                             3.01


                                   ARTICLE III

                                    THE NOTES

     Section 3.01. Form. The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, and the Series A Notes and Trustee's authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuers and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) ("QIBs") in reliance on Rule 144A of the Securities Act ("Rule 144A") and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act ("Regulation S")) ("U.S. Persons") in reliance on Regulation S. Thereafter, the Series A Notes may be transferred to, among others, QIBs, purchasers in reliance upon Regulation S and institutional "accredited investors" (as defined in Rule 501 of the Securities Act ("IAIs")) in accordance with the procedures set forth in Rule 501 of the Securities Act, provided that any Series A Notes constituting Transfer Restricted Securities that are transferred to IAIs who are not QIBs shall be issued only in definitive form. Pursuant to the terms of an Exchange and Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuers in accordance with Section 3.03 hereof. The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee's authentication shall be substantially in the form of Exhibit A hereto.

     Section 3.02. Issuance of Additional Notes. The Issuers may, subject to
Section 5.03 hereof, issue an unlimited amount of additional Series A Notes ("Additional Notes") under the Indenture which shall be issued in the same form as the Series A Notes issued on the Issue Date and which shall have identical terms as the Series A Notes issued on the Issue Date other than with respect to the issue date, issue price and first payment of interest. The Series A Notes issued on the Issue Date shall be limited in aggregate principal amount to $200,000,000. The Series A Notes issued on the Issue Date and any Additional Notes subsequently issued, together with any Series B Notes issued in exchange therefor pursuant to an Exchange Offer, shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

     Section 3.03. Transfer of Transfer Restricted Securities.

     (a) When Notes are presented to the Registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture. In addition, in the case of Series A Notes that are Transfer Restricted Securities, such request to register the transfer or make the exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

          (1) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

          (2) if such Transfer Restricted Securities are being transferred (i) to a QIB in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests) or (iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder in substantially the form of Exhibit C hereto; or

          (3) if such Transfer Restricted Securities are being transferred to an IAI within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto and a certification from the applicable transferee in substantially the form of Exhibit D hereto; or

          (4) if such Transfer Restricted Securities are being transferred to Persons other than U.S. Persons in reliance on Regulation S, a certification to that effect from such Holder in substantially the form of Exhibit E hereto; or

          (5) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto.

     (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

          (1) in the case of any Transfer Restricted Security that is in the form of a definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend set forth in Section 3.04(a) below and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (2) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 3.04(a) below if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in
Section 3.04(a) below, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a Person participating in the distribution of the Series A Notes or
(B) a Person who is an affiliate (as defined in Rule 144 under the Securities
Act) of the Issuers. The Issuers shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of each Issuer and, absent certification from the Issuers to such effect, the Trustee shall assume that there are no such Holders.

     (c) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) initially resold to Persons other than U.S. Persons in reliance upon Regulation S pursuant to (i) Regulation S following 40 consecutive days beginning on and including the later of the day on which such Transfer Restricted Security was offered to Persons other than "distributors" (as such term is defined in Regulation S) and the date of the closing of the original offering, or (ii) an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend set forth in Section 3.04(b) below and rescind any restriction on the transfer of such Transfer Restricted Security.

     Section 3.04. Restrictive Legends.

     (a) Except as provided in Section 3.03 hereof, prior to the Resale Restriction Termination Date, each security certificate evidencing the Notes shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUERS OR THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (4) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUERS OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

     (b) Each security certificate evidencing the Global Securities shall bear a legend in substantially the following form:

     THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE ORIGINAL INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15 OF THE ORIGINAL INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE ORIGINAL INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

                                   ARTICLE IV

                            REDEMPTION AND PREPAYMENT

     Section 4.01. Optional Redemption.

     (a) At their option, the Issuers may choose to redeem all or any portion of the Notes, at once or from time to time.

     (b) To redeem the Notes, the Issuers must pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, and Additional Interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of the Note and (ii) the excess of (A) the present value at such time of the principal amount of such Note plus any required interest payments due on such Note from the redemption date to October 15, 2012 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.

     "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2012; provided, however, that if the period from the redemption date to October 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     (c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture. The actual redemption price shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to each redemption date.

     Section 4.02. Mandatory Redemption. Except as set forth in Sections 5.05 and 5.09 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 4.03. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 5.05 hereof, the Issuers shall be required to commence an Asset Sale Offer to all Holders of the Notes and all holders of Indebtedness that is pari passu with the Notes, the Issuers shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five business days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.05 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as principal payments are made at the Stated Maturity.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a

Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     4.03 and Section 5.05 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or


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

portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.03. The Issuers, the Depositary or the paying agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the purchase of the Notes in a Change of Control Offer or Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
Section 4.03, Section 5.05 or Section 5.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have committed a breach of their obligations under such provisions by virtue of such conflict.

                                    ARTICLE V

                                    COVENANTS

     Section 5.01. Compliance Certificate. (a) In lieu of the Officers' Certificate required by Section 4.05 of the Original Indenture, the Issuers and Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom shall be the principal executive, financial or accounting officer of each Issuer and Subsidiary Guarantor) with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in the Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

     Section 5.02. Restricted Payments.

(a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Partnership's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Partnership's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of the Partnership (other than Disqualified Equity) and other than distributions or dividends payable to the Partnership or to a Wholly Owned Restricted Subsidiary);

          (ii) except to the extent permitted by clause (iv) of this Section 5.02, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of the Partnership or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Partnership or by any of its Wholly Owned Restricted Subsidiaries);

          (iii) except to the extent permitted by clause (iv) of this Section 5.02, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Partnership or any Restricted Subsidiary that is subordinated by its terms to the Notes or the Subsidiary Guarantees, except (A) a payment of interest or principal at the Stated Maturity thereof and (B) a purchase, redemption, acquisition or retirement required to be made pursuant to the terms of such Indebtedness (including pursuant to an asset sale or change of control provision); or

          (iv) make any Investment other than a Permitted Investment or a Permitted Business Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

               (I) if the Fixed Charge Coverage Ratio for the Partnership's four most recent fiscal quarters for which internal financial statements are available is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

                    (A) Available Cash from Operating Surplus with respect to
               the immediately preceding quarter, plus

                    (B) the sum of the aggregate net cash proceeds and the fair market value of any assets or rights used or useful in a Permitted Business received by the Partnership or any of its Restricted Subsidiaries in connection with (i) a capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) made after the Issue Date or a capital contribution to a Restricted Subsidiary from any Person (other than the Partnership or another Restricted

               Subsidiary) made after the Issue Date, or (ii) an issuance and sale made after the Issue Date of Equity Interests (other than Disqualified Equity) of the Partnership or from the issuance or sale made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), plus

                    (C) to the extent that any Restricted Investment that was
               made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Partnership), plus

                    (D) the net reduction in Restricted Investments resulting
               from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (B), (C) and (D) being referred to as "Incremental Funds"), minus

                    (E) the aggregate amount of Incremental Funds previously
               expended pursuant to this clause (I) and clause (II) below; or

               (II) if the Fixed Charge Coverage Ratio for the Partnership's four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (II) meaning only distributions on common units of the Partnership, plus the related distribution on the general partner interest), is less than the sum, without duplication, of

                    (x) $75.0 million less the aggregate amount of all
               Restricted Payments declared or made by the Partnership and its Restricted Subsidiaries pursuant to this clause (II)(x) during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus

                    (y) Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.

     (b) So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (i) below under which the payment of a distribution or dividend is permitted), Section 5.02(a) hereof shall not prohibit:

          (i) the payment by the Partnership or any Restricted Subsidiary of any distribution or dividend within 60 days after the declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Partnership or any of its Restricted Subsidiaries that is subordinated to the Notes or the Guarantees or of any Equity Interests of the Partnership or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Partnership or such Restricted Subsidiary from any Person (other than the Partnership or another Restricted Subsidiary) or (B) sale (a sale shall be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale) (other than to a Restricted Subsidiary of the Partnership) of Equity Interests (other than Disqualified Equity) of the Partnership or such Restricted Subsidiary; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

          (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Partnership or any Restricted Subsidiary that is subordinated to the Notes or the Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the payment of any distribution or dividend by a Restricted Subsidiary to the Partnership or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

          (v) the purchase or other acquisition of one or more Equity Interests in the Partnership from former employees of the Partnership; provided, that the aggregate price paid for all such purchased or acquired Equity Interests shall not exceed $2.0 million in any twelve month period;

          (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests to satisfy awards under the General Partner's 1998 Long-Term Incentive Plan, as amended, provided such repurchases do not exceed an aggregate of 1,425,000 common units (as such number may be adjusted for any subdivision or combination of common units) after the Issue Date; and

          (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership pursuant to any management equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests does not exceed $5.0 million in any calendar year; provided, further, that if the amount so paid in any calendar year is less than $5.0 million, such shortfall may be used to so repurchase, redeem, acquire or retire Equity Interests in either of the next two calendar years in addition to the $5.0 million that may otherwise be paid in each such calendar year.

     (c) In computing the amount of Restricted Payments previously made for purposes of Section 5.02(b), Restricted Payments made under clauses (b)(i) (but only if the declaration or such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to Holders other than the Partnership or a Restricted Subsidiary, (b)(iv) shall be included, and Restricted Payments made under clauses (b)(ii), (b)(iii), (b)(v), (b)(vi) and
(b)(vii) and, except to the extent noted above, (b)(iv) of this Section 5.02 shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 5.02 shall be determined by the Board of Directors of the Managing General Partner whose Board Resolution with respect thereto shall be delivered to the Trustee.

     Section 5.03. Incurrence of Indebtedness and Issuance of Disqualified Equity. (a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt and Disqualified Equity), other than Permitted Debt; provided, however, that the Partnership and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt and Disqualified Equity), if the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

     (b) Section 5.03(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Partnership and any of its Restricted Subsidiaries of the Indebtedness under the Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Partnership and its Restricted Subsidiaries outstanding under all Credit Facilities pursuant to this clause (b)(i), after giving effect to such incurrence, does not exceed $650.0 million less the aggregate amount of all repayments of Indebtedness under the Credit Facilities that have been made by the Partnership or any of its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facilities;

          (ii) the incurrence by the Partnership and its Restricted Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Partnership and the Subsidiary Guarantors of (A) $200.0 million in aggregate principal amount of Indebtedness represented by the Series A Notes and the Guarantees and the related Obligations and (B) Indebtedness represented by the Series B Notes and the Guarantees and the related Obligations;

          (iv) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price or cost of construction, improvement or development of property, plant or equipment used in the business of the Partnership or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

          (v) the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (vi) the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries; provided, however, that

               (A) if an Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness to a Restricted Subsidiary of the Partnership that is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Partnership, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor,

               (B) such intercompany Indebtedness is owed by the Partnership or any of its Restricted Subsidiaries to either the Partnership or a Wholly Owned Restricted Subsidiary and

               (C)(I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Wholly Owned Restricted Subsidiary and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Partnership or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations entered into in the ordinary course of business;

          (viii) the guarantee by the Partnership or any of the Subsidiary Guarantors of Indebtedness of the Partnership or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 5.03;

          (ix) Indebtedness in respect of bid, performance, surety and appeal bonds issued for the account of the Partnership or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Partnership or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed);

          (x) the incurrence by the Partnership or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $20.0 million at any time outstanding; and

          (xi) the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Marketing Obligations, Permitted Contango Market Transaction Obligations and Permitted Operating Obligations.

     (c) To the extent that the Partnership's Unrestricted Subsidiaries incur Non-Recourse Debt and any such Indebtedness ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership that was subject to this Section 5.03.

     (d) For purposes of determining compliance with this Section 5.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above, or is entitled to be incurred pursuant to Section 5.03(a), the Partnership shall be permitted, in its sole discretion, to classify such item of Indebtedness on the date it is incurred, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 5.03. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Debt.

     Section 5.04. Sale and Lease-Back Transactions. The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Partnership or any of its Restricted Subsidiaries that is a Subsidiary Guarantor may enter into a Sale and Lease-Back Transaction if:

     (a) the Partnership or that Subsidiary Guarantor, as applicable, could have
(i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to Section 5.03(a) hereof and
(ii) incurred a Lien to secure such Indebtedness pursuant to Section 5.06 hereof; or

     (b) the gross cash proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Managing General Partner, of the property that is the subject of such Sale and Lease-Back Transaction, and the Partnership or such Subsidiary Guarantor applies such proceeds in compliance with the provisions of Sections 4.03 and 5.05 hereof.

     Section 5.05. Asset Sales. (a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Partnership (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (ii) such fair market value is determined by (A) an executive officer of the Managing General Partner if the value is less than $10.0 million, as evidenced by an Officers' Certificate delivered to the Trustee, or (B) the Board of Directors of the Managing General Partner if the value is $10.0 million or more, as evidenced by a resolution of such Board of Directors delivered to the Trustee; and

          (iii) at least 75% of the consideration therefor received by the Partnership or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents, (B) assets or rights used or useful in a Permitted Business or (C) any Permitted Business Investment or any other Permitted Investment other than Hedging Obligations. For purposes of this paragraph
     (a), each of the following shall be deemed to be cash: (i) any liabilities (as shown on the Partnership's or such Restricted Subsidiary's most recent balance sheet) of the Partnership or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Partnership or such Restricted Subsidiary from further liability; and (ii) any securities, notes or other obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods) converted by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash received in such conversion).

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such capital expenditure or acquisition is closed within 90 days after the end of such 360-day period) such Net Proceeds at its option:

          (i) to repay Senior Debt of the Partnership and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem Senior Debt, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any Credit Facilities pursuant to Section 5.03(b)(i);

          (ii) to make a capital expenditure in a Permitted Business;

          (iii) to acquire other assets or rights that are used or useful in a Permitted Business; or

          (iv) to invest in any other Permitted Business Investment or any other Permitted Investment other than Investments in Cash Equivalents or Hedging Obligations.

Pending the final application of any such Net Proceeds, the Partnership may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture and the Partnership shall reserve the amount of such Net Proceeds, other than those temporarily applied, in calculating Available Cash.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make a pro rata offer (an "Asset Sale Offer") in accordance with the procedures set forth in Section 4.03 hereof to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 5.05 and Section 4.03 hereof with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest (including any Additional Interest in the case of the Notes), if any, and premium, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an

Asset Sale Offer, such Excess Proceeds shall be deemed to constitute Available Cash from Operating Surplus for purposes of the Indenture, and the Partnership may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of Notes pursuant to the Asset Sale Offer for Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, each of the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     Section 5.06. Liens. The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the Notes and the Indenture or any Guarantee, as applicable, shall be secured (a) by a Lien equally and ratably with any and all Obligations thereby secured for so long as any such Obligations shall be so secured, or (b) in the case of Indebtedness so secured that is expressly subordinated to the Notes or any Guarantee, as applicable, by a Lien prior to any Liens securing any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

     Section 5.07. Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Equity Interests to the Partnership or to any of the Partnership's Restricted Subsidiaries, or pay any Indebtedness owed to the Partnership or any of its Restricted Subsidiaries;

          (ii) make loans or advances to or make other investments in the Partnership or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Partnership or to any of its Restricted Subsidiaries.

     (b) The restrictions in the preceding paragraph (a) shall not apply to encumbrances or restrictions existing under or by reason of:

          (i) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the date of the Indenture;

          (ii) the Indenture, the Notes and the Guarantees;

          (iii) applicable law;

          (iv) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Partnership or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (v) customary nonassignment provisions in Hydrocarbon purchase and sale or exchange agreements, or similar operational agreements and in licenses and leases entered into in the ordinary course of business;

          (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (a)(iii) above;

          (vii) any agreement for the sale or other disposition of assets or Equity Interests in a Restricted Subsidiary of the Partnership that contains any one or more of the restrictions described in clauses (a)(i) through (a)(iii) above by such Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

          (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (ix) Permitted Liens securing Indebtedness otherwise permitted to be issued pursuant to Section 5.06 hereof that limit the right of the Partnership or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien; or

          (x) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; or

          (xi) provisions with respect to the disposition or distribution of assets in Joint Venture agreements and other similar agreements entered into in the ordinary course of business.

     Section 5.08. Transactions with Affiliates.

(a) The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is between or among the Partnership and any of its Restricted Subsidiaries or is either (A) on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction made on an arm's-length basis with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Partnership or such Restricted Subsidiary, or (B) in the ordinary course of business and consistent with past practice; and

          (ii) the Partnership delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration with a fair market value in excess of $10.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 5.08 and that such Affiliate Transaction has been approved (either pursuant to specific or general resolutions) by a majority of the disinterested members of the Board of Directors of the Managing General Partner or has been approved by an officer pursuant to a delegation (specific or general) of authority from such Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration with a fair market value in excess of $25.0 million, (I) a resolution of the Board of Directors of the Managing General Partner set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 5.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors and (II) an opinion as to the fairness to the Partnership of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is recognized nationally in the energy industry as an expert in rendering fairness opinions on transactions such as those proposed.

     (b) The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of paragraph (a) above:

          (i) any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business of the Partnership or such Restricted Subsidiary;

          (ii) Restricted Payments that are permitted to be made pursuant to
     Section 5.02 hereof;

          (iii) transactions effected in accordance with the terms of agreements as in effect on the Issue Date;

          (iv) transactions effected in accordance with the Marketing Agreement that are fair and reasonable to the Partnership and its Restricted Subsidiaries;

          (v) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Partnership or a Restricted Subsidiary of the Partnership or the Managing General Partner, including reimbursement or advancement of out-of-pocket expenses and provision of officers' and directors' liability insurance; and

          (vi) loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding.

     Section 5.09. Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, and Additional Interest, if any, to the date of purchase (the "Change of Control Payment Date"), subject to the rights of Holders on a record date occurring prior to the Change of Control Payment Date to receive interest on an interest payment date occurring after such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 5.09 and that all Notes tendered shall be accepted for payment;

          (ii) the purchase price and the Change of Control Payment Date, which shall be no later than 30 business days from the date such notice is mailed;

          (iii) that any Note not tendered shall continue to accrue interest;

          (iv) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

          (vi) that Holders shall be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the purchase of the Notes in an Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have committed a breach of its obligations under this Section 5.09 by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The paying agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate (upon an Issuer Order) and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this Section 5.09, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 5.09 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 5.10. Additional Subsidiary Guarantees. If any Restricted Subsidiary of the Partnership that is not then a Subsidiary Guarantor (a) guarantees Indebtedness of either of the Issuers or any other Restricted Subsidiary of the Partnership or (b) incurs Indebtedness other than Permitted Debt described in clause (vi), (vii), (ix), (x) or (xi) of the definition thereof), in either case after the Issue Date, then such Restricted Subsidiary shall execute and deliver a supplemental Indenture providing for the guarantee of the payment of the Notes pursuant to Article IX hereof.

     Section 5.11. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Managing General Partner may designate any Restricted Subsidiary of the Partnership to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default hereunder. If a Restricted Subsidiary of the Partnership is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall reduce the amount available for Restricted Payments under Section 5.02(a) hereof for Permitted Investments or for Permitted Business Investments, as applicable. All such outstanding Investments shall be valued at their fair market value at the time of such designation. Such designation shall only be permitted if such Restricted Payment, Permitted Investment or Permitted Business Investment would be permitted at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released as provided in
Section 9.07.

     (b) The Board of Directors of the Managing General Partner may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation complies with the provisions set forth in the definition of "Unrestricted Subsidiary."

     Section 5.12. Business Activities. The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, materially or substantially engage in any business other than Permitted Businesses.

     Section 5.13. Restrictions on Nature of Indebtedness and Activities of PAA Finance. In addition to the restrictions set forth in Section 5.03 hereof, PAA Finance shall not incur any Indebtedness unless (a) the Partnership is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are loaned to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used to repay Indebtedness permitted under Section 5.03. PAA Finance shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership or its Restricted Subsidiaries.

     Section 5.14. Payments for Consent. The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 5.15. Covenant Termination. In the event that at any time (a) the rating assigned to the Notes by at least two of S&P, Moody's or Fitch is an Investment Grade Rating and (b) no Default hereunder has occurred and is continuing, the Issuers and their Restricted Subsidiaries will no longer be subject to the proviso to the definition of "Unrestricted Subsidiary" in Section
2.01 hereof or to Sections 5.02, 5.03, 5.05, 5.07, 5.08, 5.12 and 5.13 hereof;
provided, however that the Issuers and their Restricted Subsidiaries will remain subject to Sections 5.04 (other than the financial test set forth in 5.04(a)(i)), 5.06, 5.09, 5.10, 5.14, Article VI (other than the financial test set forth in clause (iv) of Section 6.01(a)) and Article IV and Section 5.03 of the Original Indenture.

                                   ARTICLE VI

                                   SUCCESSORS

     With respect to the Notes, the provisions of this Article VI shall preempt the provisions of Article X of the Original Indenture in their entirety.

     Section 6.01. Merger, Consolidation, or Sale of Assets by Issuers. (a) Neither of the Issuers shall, directly or indirectly, consolidate or merge with or into another Person (whether or not such Issuer is the survivor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

          (i) either (A) such Issuer is the surviving entity of such transaction; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company") is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that PAA Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership is not a corporation;

          (ii) the Successor Company expressly assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) except in the case of a transaction involving PAA Finance, such Issuer or Successor Company shall on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
     Section 5.03(a); and

          (v) such Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and, if a supplemental Indenture is required, such supplemental Indenture complies with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

     (b) Notwithstanding the foregoing paragraph (a), the Partnership is permitted to reorganize as any other form of entity in accordance with the following procedures; provided that:

          (i) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

          (ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (iii) the entity so formed by or resulting from such reorganization assumes all the obligations of the Partnership under the Notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

          (iv) immediately after such reorganization no Default or Event of Default exists; and

          (v) such reorganization is not materially adverse to the Holders of the Notes (for purposes of this clause (v) a reorganization shall not be considered materially adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an "includable corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

     Section 6.02. Merger or Consolidation of Subsidiary Guarantors. No Subsidiary Guarantor shall, directly or indirectly, consolidate with or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving Person), except for the Partnership or another Subsidiary Guarantor, unless: (a) immediately after giving effect to such transaction, no Default or Event of Default exists, (b) the Person (if not otherwise a Subsidiary Guarantor) formed by or surviving any such transaction expressly assumes all the obligations of the Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee, except as provided in Section 9.07, and (c) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental Indenture complies with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

     Section 6.03. Successor Corporation Substituted. Upon any consolidation or merger of an Issuer or Subsidiary Guarantor, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Sections 6.01 and 6.02 hereof, the Person formed by or surviving any such consolidation or merger of an Issuer or a Subsidiary Guarantor (if other than such Issuer or Subsidiary Guarantor, as the case may be) or to which any such sale, assignment, transfer, lease, conveyance or other disposition shall have been made by an Issuer, shall succeed to, and be substituted for, and may exercise every right and power of such Issuer or of such Subsidiary Guarantor under the Indenture, as the case may be, but the predecessor Issuer in the case of a lease shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

     Section 6.04. Supplemental Indenture. Section 9.01 of the Original Indenture is hereby amended, with respect to the Notes, by adding the words ", the Subsidiary Guarantors" immediately after the word "Issuers" in the introductory clause of such Section and by adding the words "or a Subsidiary Guarantor's" immediately after the word "Issuer's" in Section 9.01(c).

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

     Section 7.01. Events of Default. With respect to the Notes, the provisions of this Section 7.01 shall preempt the provisions of the first and final paragraphs of Section 6.01 of the Original Indenture in their entirety.

     (a) An "Event of Default" occurs if:

          (i) the Issuers default for 60 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

          (ii) the Issuers default in the payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise;

          (iii) failure by the Partnership or any of its Restricted Subsidiaries to comply with any of the provisions of Section 4.03, 5.05 or 5.09 hereof;

          (iv) failure by the Partnership or any of its Restricted Subsidiaries for 30 days after notice has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding to comply with any of the other agreements in the Indenture (provided that notice need not be given, and an Event of Default shall occur, 30 days after any breach of the provisions of Sections 5.02, 5.03 and 6.01 hereof);

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of the Partnership's Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

          (vi) failure by an Issuer or any of the Partnership's Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (viii) an Issuer or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not paying its debts as they become due; or

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against an Issuer or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of an Issuer or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of an Issuer or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

     (b) In the case of an Event of Default arising from Section 7.01(a)(viii) or 7.01(a)(ix) hereof, the principal amount of all Outstanding Notes and interest thereon shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the principal amount of all the Notes and interest thereon to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the Holders) and upon any such declaration such principal amount and interest thereon shall be due and payable immediately.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at the option of the Boards of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.

     Section 8.02. Legal Defeasance and Discharge. Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that each of the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture, and each of the Subsidiary Guarantors shall be deemed to have discharged its obligations under its Guarantee (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, interest and Additional Interest, if any, on such Notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer),

          (b) the Issuers' obligations with respect to such Notes under Sections 2.07, 2.08, 2.09 and 4.02 of the Original Indenture,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith,

          (d) this Article VIII, and

          (e) the Issuers' rights of optional redemption under Section 4.01 hereof.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

     Section 8.03. Covenant Defeasance. Upon the Issuers' exercise under Section
8.01 hereof of the option applicable to this Section 8.03, each of the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13 and 5.14 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of the Indenture, the Guarantees and such Notes shall be unaffected thereby.

     Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on the Outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that
     (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit) or

     (ii) insofar as Section 7.01(a)(viii) or 7.01(a)(ix) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Partnership or any of its Restricted Subsidiaries is a party or by which the Partnership or any of its Restricted Subsidiaries is bound;

          (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

          (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any paying agent (including an Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium on, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.06. Repayment to Issuers.

Any money deposited with the Trustee or any paying agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

     Section 8.07. Reinstatement. If the Trustee or paying agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under the Indenture and the Notes and the Subsidiary Guarantors' obligations under the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, interest or Additional Interest, if any, on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE IX

                              SUBSIDIARY GUARANTEES

     Section 9.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Note Obligations"). Each Subsidiary Guarantor further agrees that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article IX notwithstanding any extension or renewal of any Note Obligation.

     (b) Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Note Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default or Event of Default under the Notes or the Note Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Note Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Note Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 9.02 hereof.

     (c) Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Note Obligations.

     (d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than indefeasible payment in full of the Note Obligations, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

     (e) Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, interest or Additional Interest, if any, with respect to any Note Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either of the Issuers or otherwise.

     (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal, premium, if any, interest or Additional Interest, if any, with respect to any Note Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Note Obligation, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Note Obligations, (ii) accrued and unpaid interest on such Note Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Note Obligations of the Issuers to the Holders and the Trustee.

     (g) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Note

Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of any Subsidiary Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in
Article VII hereof, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

     (h) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     Section 9.02. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Note Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     Section 9.03. Successors and Assigns. This Article IX shall be binding upon each Subsidiary Guarantor and, except as provided in Section 9.07, its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

     Section 9.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article IX shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.

     Section 9.05. Modification. No modification, amendment or waiver of any provision of this Article IX, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 9.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors.

Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to
Section 5.10 hereof shall promptly execute and deliver to the Trustee a supplemental Indenture in substantially the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article IX and shall guarantee the Note Obligations. Concurrently with the execution and delivery of such supplemental Indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

     Section 9.07. Release of Guarantee. The Guarantee of a Subsidiary Guarantor under this Article IX shall terminate and be of no further force and effect, and such Subsidiary Guarantor shall be released from the Indenture and all Note Obligations, upon the following events:

          (a) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation or otherwise) if the Partnership applies the Net Proceeds therefrom in accordance with the provisions of Section 5.05 hereof; or

          (b) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor, if the Partnership applies the Net Proceeds therefrom in accordance with the provisions of Section 5.05 hereof; or

          (c) if the Partnership designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

          (d) at such time as such Subsidiary Guarantor (a) does not guarantee any Indebtedness of any of the Issuers and the Restricted Subsidiaries of the Partnership and (b) is not obligated under any Indebtedness (other than Permitted Debt described in clause (vi), (vii), (ix), (x) or (xi) of the definition thereof).

                                    ARTICLE X

                                  MISCELLANEOUS

     References to (A) "Section 6.01" in the Original Indenture shall be deemed to be references to Section 7.01 of this Supplemental Indenture; (B) "Section 11.02" in the Original Indenture shall be deemed to be references to "Section 8.06" of this Supplemental Indenture; (C) "Section 6.01(g) or (h)" in the Original Indenture shall be deemed to be references to Section 7.01(a)(viii) or
(a)(ix) of this Supplemental Indenture; and (D) "Article X" in the Original Indenture shall be deemed to be a reference to Article VI of this Supplemental Indenture. All references to "interest" in the Original Indenture shall be deemed to include Additional Interest, if any, unless the context otherwise requires. The provisions of Sections 4.03, 5.05 and 5.09 shall not be subject to the restrictions on amendments, supplements and waivers contained in Sections 9.02(iii) and 9.02(ix) of the Original Indenture, and such provisions shall be subject to amendment, supplement or waiver with only the consent (evidenced as provided in Section
8.01 of the Original Indenture) of the Holders of a majority in aggregate principal amount of the Notes then Outstanding.

                         [Signatures on following page]

                                   SIGNATURES

                                  ISSUERS:

                                  PLAINS ALL AMERICAN PIPELINE, L.P.

                                  By:    Plains AAP, L.P., its General Partner

                                  By: Plains All American GP LLC, its General Partner


                                         By:   /s/  Phillip D. Kramer
                                            -----------------------------------
                                             Name:  Phillip D. Kramer
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                  PAA FINANCE CORP.


                                  By:       /s/ Phillip D. Kramer
                                     ------------------------------------------
                                       Name:  Phillip D. Kramer
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                  SUBSIDIARY GUARANTORS:

                                  PLAINS MARKETING, L.P.

                                  By: Plains Marketing GP Inc., its
                                      General Partner

                                         By:   /s/ Phillip D. Kramer
                                            -----------------------------------
                                             Name:  Phillip D. Kramer
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                         ALL AMERICAN PIPELINE, L.P.

                         By:    Plains Marketing GP Inc., its General Partner

                                By:   /s/ Phillip D. Kramer
                                   --------------------------------------------
                                    Name:     Phillip D. Kramer
                                    Title:    Executive Vice President and
                                              Chief Financial Officer

                         PLAINS MARKETING GP INC.


                         By:       /s/ Phillip D. Kramer
                            ---------------------------------------------------
                              Name:    Phillip D. Kramer
                              Title:   Executive Vice President and
                                       Chief Financial Officer

                         PLAINS MARKETING CANADA LLC

                         By:    Plains Marketing, L.P., its Sole Member

                         By:    Plains Marketing GP Inc., its General Partner

                                By:   /s/ Phillip D. Kramer
                                   --------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         PMC (NOVA SCOTIA) COMPANY

                         By:    /s/ Phillip D. Kramer
                            ---------------------------------------------------
                              Name:    Phillip D. Kramer
                              Title:   Executive Vice President and
                                       Chief Financial Officer

                               PLAINS MARKETING CANADA, L.P.

                               By:    PMC (Nova Scotia) Company, its General
                                      Partner

                                      By:   /s/ Phillip D. Kramer
                                         --------------------------------------
                                          Name:  Phillip D. Kramer
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                               BASIN HOLDINGS GP LLC

                               By:    All American Pipeline, L.P., its Sole
                                      Member

                               By:    Plains Marketing GP Inc., its General
                                      Partner

                                      By:   /s/ Phillip D. Kramer
                                         --------------------------------------
                                          Name:  Phillip D. Kramer
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                               BASIN PIPELINE HOLDINGS, L.P.

                               By:    Basin Holdings GP LLC, its General
                                      Partner

                               By:    All American Pipeline, L.P., its Sole
                                      Member

                               By:    Plains Marketing GP Inc., its General
                                      Partner

                                      By:   /s/ Phillip D. Kramer
                                         --------------------------------------
                                          Name:  Phillip D. Kramer
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                               RANCHO HOLDINGS GP LLC

                               By:    All American Pipeline, L.P., its Sole
                                      Member

                               By:    Plains Marketing GP Inc., its General
                                      Partner

                                      By:   /s/ Phillip D. Kramer
                                         --------------------------------------
                                          Name:  Phillip D. Kramer
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                               RANCHO PIPELINE HOLDINGS, L.P.

                               By:    Rancho Holdings GP LLC, its General
                                      Partner

                               By:    All American Pipeline, L.P., its Sole
                                      Member

                               By:    Plains Marketing GP Inc., its General
                                      Partner

                                      By:   /s/ Phillip D. Kramer
                                         --------------------------------------
                                          Name:  Phillip D. Kramer
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                               TRUSTEE:

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Trustee

                               By:       /s/ Kevin M. Dobrava
                                  ---------------------------------------------
                                   Name:  Kevin M. Dobrava
                                   Title: Vice President